Exhibit 99.38

Sangui BioTech International, Inc.
1393 North Bennett Circle
Farmington, Utah 84025

c/o SanguiBioTech GmbH
Alfred-Herrhausen-Str. 44
58455 Witten

German Forces test CHITOSKIN wound pads

Witten, Germany, July 6, 2006 - The German Army has been provided with three batches of CHITOSKIN wound pads. The Sangui products are now being thoroughly tested at several Bundeswehr locations. In particular, tests will include inquiries into the hemostyptic and anti-bacterial properties (as found in in vitro tests) of these Chitosan based wound dressings.

Sangui contacts with Bundeswehr medical staff date back to November, 2005, and were intensified on the occasion the 1st Miltranet symposium “Stop the Bleeding! Bleeding Management in Military Trauma Care” hosted by the Bundeswehr Central Hospital in Koblenz May 11-13, where the wound pads were presented by Sangui management.

SanguiBioTech GmbH is a wholly owned subsidiary of Sangui BioTech International, Inc. (www.pinksheets.com: SGBI).

For more information please contact:

Joachim Fleing
Phone: +49 (160) 741 27 17
Fax: +49 (2302) 915 191
e-mail: fleing@sangui.de

Some of the statements contained in this news release discuss future expectations, contain projection of results of operation or financial condition or state other “forward-looking” information.  These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The forward-looking information is based on various factors and is derived using numerous assumptions.  Important factors that may cause actual results to differ from projections include, among many others, the ability of the Company to raise sufficient capital to meet operating requirement.

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